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                                                                   EXHIBIT 99(1)

                        CHANGE OF ANNUITANT ENDORSEMENT

    ENDORSEMENT
     SECTION 1.                                   GENERAL INFORMATION

1.1  WHAT IS OUR                  Our agreement with you includes this
     AGREEMENT WITH YOU?          endorsement as a part of the contract to which
                                  it is attached. The provisions of the contract apply to this endorsement unless they conflict with the endorsement. If there is a conflict, the endorsement provision will apply. The effective date for this endorsement is the same as the issue date for the contract to which it is attached.

                                  We promise to provide the benefit
                                  described in this endorsement as long as the contract and this endorsement are in force and all the terms and conditions of this endorsement are met.

1.2  WHAT IS THE BENEFIT          This endorsement allows you to change the
     PROVIDED BY THIS             annuitant at any time while the annuitant is
     ENDORSEMENT?                 alive during the accumulation period if:

                                    a.) this contract is owned by a business or
                                        a trust;

                                    b.) the original annuitant under the
                                        contract is a selected manager or a
                                        highly compensated employee (as those
                                        terms are defined by Title 1 of the
                                        Employee Retirement Income Security Act, as amended); and

                                    c.) the new annuitant under the contract is
                                        also a selected manager or a highly
                                        compensated employee.

                                  In the event that you request this endorsement and an Executive Benefit Plan Endorsement is also attached to your contract, this endorsement will replace it and the Executive Benefit Plan Endorsement will no longer be in effect.

1.3  WHEN WILL THIS               This endorsement will terminate on the
     ENDORSEMENT                  earliest of:
     TERMINATE?

                                    a.) the date death proceeds become payable;

                                    b.) the payout date (also referred to as the
                                        annuity date); or

                                    c.) the date you surrender your contract.

    ENDORSEMENT
     SECTION 2.                                ENDORSEMENT CHARGES

2.1  IS THERE A CHARGE FOR        There is no charge for this benefit. However,
     THIS BENEFIT?                if you exercise the right provided by this
                                  endorsement during the first two contract years, we reserve the right to charge a fee to offset expenses incurred. Any fee charged will never be greater than $150.00.

    ENDORSEMENT
     SECTION 3.                                 CHANGE OF ANNUITANT

3.1  HOW DO YOU REQUEST A         Your change of annuitant request must be made
     CHANGE OF ANNUITANT?         in writing on a form acceptable to us and
                                  received at our administrative office. The change will take effect as of the date you signed it. We are not liable for any payment we make or action we take before receiving any such written request.

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3.2  WHO CAN BE NAMED             You may name any manager or highly compensated
     AS ANNUITANT?                employee who meets all requirements for
                                  issuance of a like contract, as of the
                                  contract issue date.

    ENDORSEMENT
     SECTION 4.                               EFFECT ON CONTRACT

4.1  HOW DOES A CHANGE            Income payments (also referred to as annuity
     IN ANNUITANT AFFECT          payments) and death benefit proceeds will be
     YOUR CONTRACT?               payable under the contract based on the life
                                  of the annuitant named at the time of death or payout.

                                  The death benefit will be determined based on the new annuitant's age as of the contract issue date. Income payments will be based on the new annuitant's age on the payout date.

                                  Any death benefit riders included under the contract will be terminated automatically as of the effective date of a change in annuitant.

CUNA Mutual Life Insurance Company
      A Mutual Insurance Company

/s/ Jeff Post
-------------------------
  President